     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 19, 1999.
                                               REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                AMAZON.COM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     DELAWARE                                           91-1646860
 (STATE OR OTHER JURISDICTION OF INCORPORATION OR          (I.R.S. EMPLOYER IDENTIFICATION NO.)
                   ORGANIZATION)

                        1200 12TH AVENUE S., SUITE 1200
                           SEATTLE, WASHINGTON 98144
                                 (206) 266-1000

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                JEFFREY P. BEZOS
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                AMAZON.COM, INC.
                        1200 12TH AVENUE S., SUITE 1200
                           SEATTLE, WASHINGTON 98144
                                 (206) 266-1000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                COPIES OF ALL COMMUNICATIONS SHOULD BE SENT TO:
                                SCOTT L. GELBAND
                                PERKINS COIE LLP
                         1201 THIRD AVENUE, 40TH FLOOR
                         SEATTLE, WASHINGTON 98101-3099
                                 (206) 583-8888
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this registration statement becomes effective.
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____________
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____________
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
                                                                    PROPOSED MAXIMUM      PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF                AMOUNT TO BE            OFFERING             AGGREGATE             AMOUNT OF
       SECURITIES TO BE REGISTERED             REGISTERED(1)       PRICE PER SHARE(1)   OFFERING PRICE(2)(3)    REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
Common stock, $0.01 par value(4)..........
----------------------------------------------------------------------------------------------------------------------------------
Preferred stock, $0.01 par value(4).......
----------------------------------------------------------------------------------------------------------------------------------
Depositary shares(4)......................
----------------------------------------------------------------------------------------------------------------------------------
Debt securities(4)........................
----------------------------------------------------------------------------------------------------------------------------------
Warrants(4)(5)............................
----------------------------------------------------------------------------------------------------------------------------------
Stock purchase units(4)...................
----------------------------------------------------------------------------------------------------------------------------------
Stock purchase contracts(4)...............
----------------------------------------------------------------------------------------------------------------------------------
        Total.............................                                                 $2,000,000,000           $556,000
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

(1) Not applicable pursuant to Form S-3 General Instruction II(D).
(2) Or (i) if any debt securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price equal to the amount to be registered or (ii) if any debt securities are issued with a principal amount denominated in a foreign currency or composite currency, such principal amount as shall result in an aggregate initial offering price equivalent thereto in U.S. dollars at the time of initial offering.
(3) These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(4) In addition to the securities that are being issued directly under this registration statement, there are being registered hereunder an indeterminate number of shares of common stock, preferred stock and depositary shares as may be issued upon conversion or exchange of the securities issued directly hereunder. No separate consideration will be received for any shares of common stock, preferred stock or depositary shares so issued upon conversion or exchange.
(5) Includes warrants to purchase common stock, warrants to purchase preferred stock, third-party warrants, warrants to purchase debt securities, foreign currency exchange warrants, stock index warrants and other warrants.
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED MAY 19, 1999

PROSPECTUS

                                 $2,000,000,000
                                     [LOGO]

                                  COMMON STOCK
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                DEBT SECURITIES
                       WARRANTS TO PURCHASE COMMON STOCK
                      WARRANTS TO PURCHASE PREFERRED STOCK
                              STOCK PURCHASE UNITS
                            STOCK PURCHASE CONTRACTS
                              THIRD-PARTY WARRANTS
                      WARRANTS TO PURCHASE DEBT SECURITIES
                       FOREIGN CURRENCY EXCHANGE WARRANTS
                              STOCK INDEX WARRANTS
                                 OTHER WARRANTS

                           -------------------------

     We will provide the specific terms for each of these securities in supplements to this prospectus. You should read carefully this prospectus and any supplement before you invest.

     Our common stock is quoted on the Nasdaq National Market under the symbol "AMZN."

                           -------------------------

     THE SECURITIES WE MAY OFFER INVOLVE A HIGH DEGREE OF RISK. THE RISKS ASSOCIATED WITH AN INVESTMENT IN OUR COMPANY AS WELL AS WITH THE PARTICULAR TYPES OF SECURITIES WILL BE DESCRIBED IN THE PROSPECTUS SUPPLEMENT.

                           -------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -------------------------

              The date of this prospectus is              , 1999.

                               TABLE OF CONTENTS

Summary.....................................................    1
Forward-Looking Information.................................    3
How to Obtain More Information..............................    3
Amazon.com..................................................    4
Ratio of Earnings to Fixed Charges..........................    5
Use of Proceeds.............................................    5
General Description of Securities...........................    5
Description of the Common Stock.............................    5
Description of the Preferred Stock..........................    6
Description of the Depositary Shares........................    7
Description of the Debt Securities..........................    9
Description of the Warrants to Purchase Common or Preferred
  Stock.....................................................   17
Description of the Stock Purchase Units and Stock Purchase
  Contracts.................................................   18
Description of the Third-Party Warrants.....................   18
Description of the Warrants to Purchase Debt Securities.....   20
Description of the Foreign Currency Exchange Warrants.......   21
Description of the Stock Index Warrants.....................   23
Description of the Other Warrants...........................   26
Plan of Distribution........................................   28
ERISA Considerations........................................   29
Legal Matters...............................................   30
Experts.....................................................   30

                                    SUMMARY

     This summary highlights selected information from this prospectus and does not contain all the information that is important to you. To understand the terms of our securities, you should read carefully this prospectus with the attached prospectus supplement. Together, these documents describe the specific terms of the securities we are offering. You should also read the documents listed below in "How To Obtain More Information" for information about our company and our financial statements.

THE SECURITIES WE MAY OFFER

     This prospectus is part of a registration statement (No. 333-          )
that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may offer from time to time up to $2,000,000,000 of the following securities, either separately or in units:

     - common stock;

     - preferred stock;

     - depositary shares;

     - debt securities;

     - warrants to purchase common stock;

     - warrants to purchase preferred stock;

     - stock purchase units;

     - stock purchase contracts;

     - third-party warrants;

     - warrants to purchase debt securities;

     - foreign currency exchange warrants;

     - stock index warrants; and

     - other warrants

     This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus.

     We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them. See "Plan of Distribution."

COMMON STOCK

     We may issue our common stock, $0.01 par value per share. Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Holders of common stock are entitled to receive dividends declared by the board of directors, subject to the rights of preferred stockholders.

PREFERRED STOCK AND DEPOSITARY SHARES

     We may issue our preferred stock, $0.01 par value per share, in one or more series. Our board of directors will determine the dividend, voting, conversion and other rights of the series being offered and the terms and conditions of its offering and sale. We may also issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts.

DEBT SECURITIES

     We may offer unsecured general obligations of our company, which may be senior debt securities or subordinated debt securities. The senior debt securities will have the same rank as all our other unsecured, unsubordinated debt. The subordinated debt securities will be entitled to payment only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

     The debt securities will be issued under an indenture between us and the trustee or trustees we name in the prospectus supplement. We have summarized certain general features of the debt securities from the indentures, which are or will be exhibits to this registration statement of which this prospectus is a part. We encourage you to read the indentures and our recent periodic and current reports that we file with the SEC. Directions on how to obtain copies of these reports are provided under "How To Obtain More Information."

WARRANTS

     We may issue warrants to purchase our common stock, preferred stock or debt securities. In addition, we may offer warrants to purchase securities of other companies. Also, we may issue warrants tied to and dependent upon movements of currency exchange rates, the prices of stocks underlying one or more indexes, or the prices of other underlying commodities. The applicable prospectus supplement will describe the details of the warrants.

STOCK PURCHASE UNITS AND STOCK PURCHASE CONTRACTS

     We may issue stock purchase units and stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates. We may determine the price of shares of common stock or preferred stock at the time we issue the stock purchase contracts or the price may be determined by referring to a specific formula described in the stock purchase contracts. We may issue the stock purchase contracts separately or as a part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. Treasury securities, which secure the holders' obligations to purchase the common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

                          FORWARD-LOOKING INFORMATION

     This prospectus includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. This Act provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. All statements other than statements of historical fact we make in this prospectus, prospectus supplement or in any document incorporated by reference are forward-looking. In particular, the statements herein regarding industry prospects and our future results of operations or financial position are forward-looking statements. Forward-looking statements reflect our current expectations and are inherently uncertain. Our actual results may differ significantly from our expectations. The section entitled "Additional Factors That May Affect Future Results" that appears in our Annual Report on Form 10-K for the year ended December 31, 1998, as well as the section entitled "Risk Factors" that appears in the prospectus supplement accompanying this prospectus describe some, but not all, of the factors that could cause these differences.

                         HOW TO OBTAIN MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. You may read any document we file at the SEC's public reference rooms in Washington, D.C., Chicago, Illinois and New York, New York. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference rooms. You may also read our filings at the SEC's Web site at http://www.sec.gov.

     We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC's public reference facilities or web site. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

     The SEC allows us to "incorporate by reference" into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

     - Our Annual Report on Form 10-K for the year ended December 31, 1998;

     - Our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

     - Our Current Reports on Form 8-K filed on August 27, 1998, October 26, 1998, January 5, 1999, January 27, 1999, January 28, 1999, January 29,
       1999, February 4,

       1999, March 29, 1999, March 30, 1999, April 27, 1999, April 29, 1999, May
       12, 1999 and May 19, 1999; and

     - The description of the common stock in our Registration Statement on Form 8-A filed on May 2, 1997, under Section 12(g) of the Exchange Act.

     You may obtain copies of these documents, other than exhibits, free of charge by contacting our corporate secretary at our principal offices, which are located at 1200 12th Avenue S., Suite 1200, Seattle, Washington 98144, telephone number (206) 266-1000.

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate after the date on the front of the document.

                                   AMAZON.COM

     Amazon.com is the Internet's number one book, music and video retailer. Amazon.com, one of the most widely known, used and cited commerce sites on the Web, offers more than 4.7 million book, music CD, video, DVD, computer game and other titles and a free electronic greeting card service. Amazon.com also provides a community of online shoppers an easy and safe way to purchase and sell a large selection of products through Amazon.com Auctions. We are a proven technology leader; we developed electronic commerce innovations such as 1-Click ordering, personalized shopping services and easy-to-use search and browse features.

     We were incorporated in 1994 in the state of Washington and reincorporated in 1996 in the state of Delaware. Our principal corporate offices are located in Seattle, Washington. Our mailing address and telephone number are 1200 12th Avenue S., Suite 1200, Seattle, Washington 98144, (206) 266-1000.

     Information contained on our Web site is not a part of this prospectus.

     We have adjusted all of the information in this prospectus to reflect a 2-for-1 split of the common stock on June 1, 1998 and a 3-for-1 split of the common stock on January 4, 1999.

     Amazon.com, Amazon.co.uk, Amazon.de, Internet Movie Database, Earth's Biggest Bookstore and 1-Click are either registered trademarks or trademarks of Amazon.com or its affiliates. All other names mentioned in this prospectus, the documents incorporated by reference or in any prospectus supplement may be trademarks of their respective owners.

                       RATIO OF EARNINGS TO FIXED CHARGES
                                 (in thousands)

                                                                                    PERIOD FROM JULY 5,
                          THREE MONTHS        FOR THE YEAR ENDED DECEMBER 31,       1994 (INCEPTION) TO
                         ENDED MARCH 31,   --------------------------------------      DECEMBER 31,
                              1999           1998        1997      1996     1995           1994
                         ---------------   ---------   --------   -------   -----   -------------------
Deficiency of earnings
  available to cover
  fixed charges(*).....     $(61,667)      $(124,546)  $(31,020)  $(6,246)  $(303)         $(52)

-------------------------
(*) Earnings consist of net loss plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs and that portion of rental expense we believe to be representative of interest.

                                USE OF PROCEEDS

     Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities, after transaction and hedging costs, if any, incurred in connection with currency warrants or stock index warrants, for general corporate purposes.

                       GENERAL DESCRIPTION OF SECURITIES

     We may offer shares of common stock, shares of preferred stock, depositary shares, debt securities, common stock warrants, preferred stock warrants, stock purchase units, stock purchase contracts, third-party warrants, debt warrants, currency warrants, stock index warrants, other warrants or any combination of the foregoing, either individually or as units consisting of one or more securities. We may offer up to $2,000,000,000 worth of securities under this prospectus. If securities are offered as units, we will describe the terms of the units in a prospectus supplement. The securities involve a high degree of risk, which we will describe in the prospectus supplement.

                        DESCRIPTION OF THE COMMON STOCK

     Under our current restated certificate of incorporation, we may issue up to 300,000,000 shares of our common stock (up to 1,500,000,000 shares if the amendment to our restated certificate of incorporation is approved by our stockholders at our annual meeting of stockholders, scheduled for May 20, 1999). Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Subject to preferences that may apply to our preferred stock, the holders of common stock receive ratably any dividends that may be declared by the board of directors. In the event of a liquidation, dissolution or winding up of Amazon.com, the holders of common stock will share equally and ratably in all assets remaining after we pay liabilities and liquidation preferences to holders of preferred stock. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. The common stock is neither redeemable nor subject to call. No sinking fund provisions apply to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

     Washington law imposes restrictions on some transactions between a corporation and certain significant shareholders. Chapter 23B.19 of the Washington Business Corporation Act prohibits a "target corporation," with some exceptions, from engaging in certain significant business transactions with an "acquiring person," which is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation, for a period of five years after such acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation's board of directors prior to the time of acquisition. Such prohibited transactions include, among other things:

     - a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person;

     - termination of 5% or more of the employees of the target corporation as a result of the acquiring person's acquisition of 10% or more of the shares; or

     - allowing the acquiring person to receive any disproportionate benefit as a shareholder.

     After the five-year period, a "significant business transaction" may occur, as long as it complies with certain "fair price" provisions of the statute. A corporation may not "opt out" of this statute. This provision may have the effect of delaying, deterring or preventing a change in control of Amazon.com.

     Section 203 of the Delaware General Corporation Law generally prohibits Delaware corporations from engaging in certain "business combinations" with certain "interested stockholders" for a period of three years unless certain criteria are met. We have expressly elected in our restated certificate of incorporation not to be governed by Section 203.

                       DESCRIPTION OF THE PREFERRED STOCK

     Our current restated certificate of incorporation permits us to issue up to 10,000,000 shares of our preferred stock (up to 150,000,000 shares if the amendment is approved by our stockholders at our annual meeting of stockholders, scheduled for May 20, 1999), in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to each series. A prospectus supplement relating to each series will specify the terms of the preferred stock, including:

     - The maximum number of shares in the series and the distinctive designation;

     - The terms on which dividends, if any, will be paid;

     - The terms on which the shares may be redeemed, if at all;

     - The liquidation preference, if any;

     - The terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

     - The terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

     - The voting rights, if any, on the shares of the series; and

     - Any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

     The issuance of preferred stock may delay, deter or prevent a change in control of Amazon.com.

     We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The description of preferred stock above and the description of the terms of a particular series of preferred stock in the related prospectus supplement are not complete. You should refer to the certificate of designation for complete information. The prospectus supplement will contain a description of certain U.S. federal income tax consequences relating to the preferred stock.

                      DESCRIPTION OF THE DEPOSITARY SHARES

     The description below and in the related prospectus supplement is not complete. You should read the forms of deposit agreement and depositary receipts filed with the SEC in connection with the offering of each series of the preferred stock described below.

GENERAL

     We may, at our option, elect to offer fractional interests in shares of preferred stock, rather than shares of preferred stock. If we exercise that option, we will provide for a depositary to issue receipts for depositary shares, each of which will represent a fractional interest in a share of preferred stock.

     The shares of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company depositary that has its principal office in the United States. The prospectus supplement will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock, to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights. Depositary receipts will be issued for depositary shares.

     The depositary may issue temporary depositary receipts substantially identical to, and entitling the holders to all the rights pertaining to, the definitive depositary receipts. Definitive depositary receipts will then be prepared thereafter and temporary depositary receipts may be exchanged for definitive depositary receipts at our expense.

     Upon surrender of depositary receipts and payment of the charges provided in the deposit agreement, the depositary will deliver the whole shares of preferred stock underlying the depositary shares.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The depositary will distribute all cash dividends or other cash distributions on the preferred stock, rounded to the nearest cent, to the record holders of depositary shares in proportion to the numbers of such depositary shares owned by them on the relevant record date. Fractions of one cent not so distributed will be added to the next sum received by the depositary for distribution to record holders of depositary shares.

     In the event of a non-cash distribution, the depositary will, if feasible, distribute property received by it to the record holders of depositary shares entitled to them. If the distribution is not feasible, the depositary may sell the property and distribute the net proceeds to such holders.

REDEMPTION OF DEPOSITARY SHARES

     If we redeem the preferred stock underlying the depositary shares, the depositary will redeem the depositary shares from the proceeds of the redemption of the preferred stock held by the depositary. The depositary will mail notice of redemption not less than 30 or more than 60 days prior to the date fixed for redemption to the record holders of the depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the corresponding depositary shares as of the same redemption date. If less than all the depositary shares are to be redeemed, the depositary will select by lot or pro rata which depositary shares will be redeemed.

     After the redemption, the depositary shares called for redemption will no longer be deemed to be outstanding. All rights of the holders of the depositary shares will cease, except the right to receive the money or other property to which the holders are entitled upon redemption upon surrender of the depositary receipts for their depositary shares.

VOTING THE PREFERRED STOCK

     The depositary will mail to the holders of depositary shares the information contained in any notice of meeting at which the holders of preferred stock are entitled to vote. Each record holder of depositary shares on the record date for the preferred stock may instruct the depositary to exercise its voting rights with respect to the depositary shares. The depositary will attempt to vote the number of shares of preferred stock underlying such depositary shares in accordance with these instructions. We will agree to take any action required to enable the depositary to vote the depositary shares. The depositary will abstain from voting shares of preferred stock to the extent it does not receive instructions from the holders of depositary shares relating to that preferred stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     We and the depositary may amend the form of depositary receipt and any provision of the deposit agreement at any time. However, neither of us can make any amendment that would materially and adversely alter the rights of the existing holders of depositary shares without approval by the record holders of at least a majority of the outstanding depositary shares. We or the depositary may terminate a deposit agreement only if (1) all outstanding depositary shares relating thereto have been redeemed or (2) there has been a final distribution to the holders of preferred stock in a liquidation, dissolution or winding up of Amazon.com and to the holders of the related depositary shares.

CHARGES OF DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges listed in the deposit agreement as holders' charges.

MISCELLANEOUS

     The depositary will forward to the holders of depositary shares all reports and communications that we are required to furnish to the holders of the preferred stock.

     Neither the depositary nor Amazon.com will be liable if the law or any circumstance beyond its control prevents it from performing its obligations under the deposit agreement. Amazon.com and the depositary are required only to perform their duties in good faith. They will not be obligated to prosecute or defend any legal proceeding regarding any depositary shares or preferred stock unless the holders of those securities provide them with satisfactory indemnity. They may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The depositary may resign at any time by delivering notice to us, and we may at any time remove the depositary. Any such resignation or removal will take effect when a successor depositary is established.

                       DESCRIPTION OF THE DEBT SECURITIES

     We also may offer any combination of senior debt securities or subordinated debt securities. Debt securities are unsecured general obligations of Amazon.com. Senior debt securities rank above all subordinated indebtedness and equal to all other indebtedness outstanding on the date of the prospectus supplement. Subordinated debt securities rank in right of payment below all other indebtedness outstanding at or after the time issued, unless the other indebtedness provides that it is not senior to the subordinated debt.

     We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in the prospectus supplement. A copy of the form of each type of indenture has been or will be filed as an exhibit to the registration statement of which this prospectus is a part. A prospectus supplement will describe the particular terms of any debt securities we may offer.

     The following summaries of the debt securities and the indentures are not complete. We strongly urge you to read the indentures and the description of the debt securities included in the prospectus supplement.

GENERAL

     We may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the indentures. Unless otherwise specified in the applicable prospectus supplement, senior debt securities will be unsecured and unsubordinated obligations of Amazon.com and will rank equal with all our other unsecured and unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

     The indentures might not limit the amount of other debt that we may incur and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

     The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:

     - the title of the debt securities;

     - any limit on the aggregate principal amount of such debt securities or the series of which they are a part;

     - the person to whom any interest on a debt security of the series will be paid;

     - the date or dates on which we must pay the principal;

     - the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

     - the place or places where we must pay the principal and any premium or interest on the debt securities;

     - the terms and conditions on which we may redeem any debt security, if at all;

     - any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

     - the denominations in which we may issue the debt securities;

     - the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

     - the currency in which we will pay the principal and any premium or interest on the debt securities;

     - the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

     - the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

     - if applicable, that the debt securities are defeasible;

     - if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of common stock or other securities or property;

     - whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

     - the subordination provisions that will apply to the subordinated debt securities;

     - any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of such debt securities due and payable; and

     - any addition to or change in the covenants in the indentures.

     We may sell the debt securities at a substantial discount below their stated principal amount. We will describe certain special U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An "original issue discount security" is any debt security that provides for an amount less than the principal amount to be due and payable upon the declaration of acceleration of the maturity in accordance with the terms of the applicable indenture. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe certain special U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the applicable prospectus supplement.

CONVERSION AND EXCHANGE RIGHTS

     The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for common stock or other securities or property. The conversion or exchange may be mandatory or may be at your option. We will describe how the number of shares of common stock or other securities or property to be received upon conversion or exchange would be calculated.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     Unless the prospectus supplement indicates otherwise, the following provisions will apply to the subordinated debt securities. The indebtedness underlying the subordinated debt securities will be payable only if all payments due under senior indebtedness, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution or winding-up or liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

     We may not make any payment on the subordinated debt securities if a default in the payment of the principal of, premium, if any, interest, rent or other obligations, including a default under any repurchase or redemption obligation, in respect of designated senior indebtedness occurs and continues beyond any applicable grace period. We may not make any payment on the subordinated debt securities if any other default occurs and continues with respect to designated senior indebtedness that permits holders of the designated senior indebtedness to accelerate its maturity and the trustee receives a notice of such default from us, a holder of such designated senior indebtedness or other person permitted to give such notice. We may not resume payments on the subordinated debt securities until the defaults are cured or certain periods pass.

     If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors.

     The term "designated senior indebtedness" means our obligations under any particular senior indebtedness in which the debt instrument expressly provides that the senior indebtedness will be designated senior indebtedness with respect to the subordinated debt securities.

     The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

FORM, EXCHANGE AND TRANSFER

     We will issue debt securities only in fully registered form, without coupons, and, unless otherwise specified in the prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

     The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

     Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place in which we will pay on debt securities.

     If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

GLOBAL SECURITIES

     The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of the debt securities. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

     No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee of the depositary unless (1) the depositary has notified us that it is unwilling or unable to continue as depositary or (2) an event of default occurs and continues with respect to the debt securities. The depositary will determine how all securities issued in exchange for a global security will be registered.

     As long as the depositary or its nominee is the registered holder of a global security, the depositary or the nominee will be considered the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

     Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

     The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. We and the trustee assume no responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a global security.

PAYMENT AND PAYING AGENTS

     Unless otherwise stated in the prospectus supplement, we will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

     Unless otherwise stated in the prospectus supplement, we will pay principal, and any premium or interest on the debt securities at the office of our designated paying agent, except we may pay interest by check mailed to the address of the person entitled to the payment. Unless we state otherwise in the prospectus supplement, the corporate trust office of the trustee will be the paying agent for the debt securities.

     Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

     The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. The holder thereafter may look only to us for payment.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     Under the terms of the indentures, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

     - the successor is a corporation, limited liability company, partnership, trust or other entity organized and existing under the laws of the United States, or any state, and assumes our obligations under the debt securities and the indentures;

     - immediately after the transaction, no event of default occurs and continues; and

     - we meet certain other conditions.

EVENTS OF DEFAULT

     Each of the following will constitute an event of default under each indenture:

     - failure to pay principal of or any premium on any debt security when due;

     - failure to pay any interest on any debt security when due, continued for a specified number of days;

     - failure to deposit any sinking fund payment, when due;

     - failure to perform any other covenant in the indenture that continues for a specified number of days after written notice has been given by the trustee, or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

     - certain events in bankruptcy, insolvency or reorganization of Amazon.com; and

     - any other event of default specified in the prospectus supplement.

     If an event of default, other than an event of default as a result of certain events of bankruptcy, insolvency or reorganization, occurs and continues, either the trustee or the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. If an event of default occurs as a result of certain events of bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series automatically will become immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

     Except for certain duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

     No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless (1) the holder has previously given the trustee written notice of a continuing event of default, (2) the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request, and the holders have offered reasonable indemnity to the trustee to institute the proceeding, and (3) the trustee has failed to institute the proceeding, and has not received a direction inconsistent with the request within a specified number of days.

     Each indenture will include a covenant requiring our officers to furnish to the trustee annually a statement as to whether, to their knowledge, we are in default under the indenture and, if so, specifying all such known defaults.

MODIFICATION AND WAIVER

     We and the trustee may amend the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the amendment. However, to the extent discussed in the prospectus supplement, without the consent of each holder, we may not make any amendment that would:

     - change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

     - reduce the principal, premium or interest on any debt security;

     - reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity;

     - change the place or currency of payment of principal, premium or interest on any debt security;

     - impair the right to enforce any payment on any debt security;

     - in the case of subordinated debt securities, modify the subordination provisions in a manner materially adverse to their holders;

     - in the case of debt securities that are convertible or exchangeable into other securities of Amazon.com, adversely affect the right of holders to convert or exchange any of the debt securities;

     - reduce the percentage in principal amount of outstanding securities of any series for which the holders' consent is required;

     - reduce the percentage in principal amount of outstanding securities of any series necessary for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults; or

     - modify provisions with respect to modification and waiver.

     The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive, on behalf of the holders of all debt securities of that series, our compliance with certain restrictive provisions of the indentures. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default (1) in the payment of principal, premium or interest on any debt security of that series or (2) in respect of a covenant or provision of the indenture that cannot be amended without each holder's consent.

     Except in certain limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In certain limited circumstances, the trustee may set a record date for action by holders. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

DEFEASANCE AND COVENANT DEFEASANCE

     To the extent stated in the prospectus supplement, we may elect to apply the provisions relating to defeasance and discharge of indebtedness, or to defeasance of certain restrictive covenants in the indentures, to the debt securities of any series.

NOTICES

     We will mail notices to holders of debt securities at the addresses that appear in the security register.

TITLE

     We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

               DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON OR
                                PREFERRED STOCK

     The following summarizes the terms of common stock warrants and preferred stock warrants we may issue. This description is subject to the detailed provisions of a stock warrant agreement that we will enter between us and a stock warrant agent we select at the time of issue.

GENERAL

     We may issue stock warrants evidenced by stock warrant certificates under the stock warrant agreement independently or together with any securities we offer by any prospectus supplement. If we offer stock warrants, the prospectus supplement will describe the terms of the stock warrants, including:

     - the offering price, if any;

     - if applicable, the designation and terms of the preferred stock purchasable upon exercise of the preferred stock warrants;

     - the number of shares of common or preferred stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

     - the dates on which the right to exercise the stock warrants begins and expires;

     - U.S. federal income tax consequences;

     - call provisions, if any;

     - the currencies in which the offering price and exercise price are payable; and

     - if applicable, the antidilution provisions of the stock warrants.

     The shares of common stock or preferred stock we issue upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be validly issued, fully paid and nonassessable.

EXERCISE OF STOCK WARRANTS

     You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. Surrendered stock warrant certificates must be accompanied by payment of the exercise price in the form of cash or a check. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates, the transfer agent will deliver a certificate representing the number of shares of common stock or preferred stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.

NO RIGHTS AS STOCKHOLDERS

     Holders of stock warrants are not entitled to vote, to consent, to receive dividends or to receive notice as stockholders with respect to any meeting of stockholders, or to exercise any rights whatsoever as stockholders of Amazon.com.

                    DESCRIPTION OF THE STOCK PURCHASE UNITS
                          AND STOCK PURCHASE CONTRACTS

     The following summarizes the general terms of stock purchase units and stock purchase contracts we may issue. The particular terms of any stock purchase units or stock purchase contracts we offer will be described in the prospectus supplement. This description is subject to the stock purchase contracts, and any collateral arrangements and depositary arrangements, relating to the stock purchase contracts or stock purchase units.

     We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates. We may fix the consideration per share of common stock or preferred stock at the time we issue the stock purchase contracts, or the consideration may be determined by referring to a specific formula stated in the stock purchase contracts. We may issue the stock purchase contracts separately or as a part of stock purchase units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. Treasury securities, which secure the holders' obligations to purchase the common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa. These payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

                    DESCRIPTION OF THE THIRD-PARTY WARRANTS

     The following summarizes the terms of third-party warrants we may issue. This description is subject to the detailed provisions of a third-party warrant agreement that we will enter with a third-party warrant agent we will select at the time of issue.

GENERAL

     We may issue third-party warrants evidenced by third-party warrant certificates independently or together with any securities offered by any prospectus supplement. If we offer third-party warrants, the prospectus supplement will describe the terms of the warrants, including:

     - the offering price, if any;

     - the designation, aggregate principal amount and terms of the third-party securities purchasable upon exercise of the warrants;

     - if applicable, the designation and terms of the third-party securities with which the third-party warrants are issued and the number of third-party warrants issued with each such third-party security;

     - if applicable, the date on and after which the third-party warrants and the related third-party securities will be separately transferable;

     - the number or principal amount of third-party securities purchasable upon exercise of one third-party warrant and the price at which the principal amount of third-party securities may be purchased upon exercise;

     - the dates on which the right to exercise the third-party warrants begins and expires;

     - U.S. federal income tax consequences;

     - whether the warrants represented by the third-party warrant certificates will be issued in registered or bearer form;

     - the currencies in which the offering price and exercise price are payable; and

     - if applicable, any antidilution provisions.

     The prospectus supplement will identify the third-party securities, the third-party issuer and all documents filed by the third-party issuer pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act since the end of the third-party issuer's last completed fiscal year for which a Form 10-K annual report has been filed. It will identify the document or documents filed under the Exchange Act that contain a description of the third-party securities being sold. If no such document or documents exist, the prospectus supplement will include a description of the third-party securities being sold. We will offer third-party warrants only with respect to third-party securities of third-party issuers that are eligible to use Form S-3, or any successor form, for primary offerings under the rules and regulations of the SEC. To the extent the Securities Act requires registration of the third-party securities by the third-party issuer, we will cause the third-party issuer to file a third-party registration statement under the Securities Act. If the exercise of third-party warrants requires the third-party to have an effective third-party registration statement at the time of exercise, the exercise will be subject to the effectiveness of such registration statement.

     You may exchange third-party warrant certificates for new third-party warrant certificates of different denominations and may, if in registered form, present third-party warrant certificates for registration of transfer at the corporate trust office of the third-party warrant agent, which will be listed in the prospectus supplement. Warrantholders do not have any of the rights of holders of third-party securities, except as may be otherwise set forth in the prospectus supplement.

EXERCISE OF THIRD-PARTY WARRANTS

     You may exercise third-party warrants by surrendering the third-party warrant certificate at the corporate trust office of the third-party warrant agent, with payment in full of the exercise price. Upon the exercise of third-party warrants, the third-party warrant agent will, as soon as practicable, deliver the third-party securities in authorized denominations in accordance with your instructions and at your sole cost and risk. If less than all the third-party warrants evidenced by the third-party warrant certificate are exercised, the agent will issue a new third-party warrant certificate for the remaining amount of third-party warrants.

            DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

     The following summarizes the terms of the debt warrants we may offer. The debt warrants will be subject to the detailed provisions of a debt warrant agreement that we will enter into with a debt warrant agent we select at the time of issue.

GENERAL

     We may issue debt warrants evidenced by debt warrant certificates independently or together with any securities offered by any prospectus supplement. If we offer debt warrants, the prospectus supplement will describe the terms of the warrants, including:

     - the offering price, if any;

     - the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants;

     - if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security;

     - if applicable, the date on and after which the debt warrants and the related securities will be separately transferable;

     - the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise;

     - the dates on which the right to exercise the debt warrants begins and expires;

     - U.S. federal income tax consequences;

     - whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

     - the currencies in which the offering price and exercise price are payable; and

     - if applicable, any antidilution provisions.

     You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may present debt warrant certificates for registration of transfer at the corporate trust office of the debt warrant agent, which will be listed in the prospectus supplement. Warrantholders do not have any of the rights of holders of debt securities, except to the extent that the consent of warrantholders may be required for certain modifications of the terms of an indenture or form of the debt security, as the case may be, and the series of debt securities issuable upon exercise of the debt warrants. In addition, warrantholders are not entitled to payments of principal of and interest, if any, on the debt securities.

EXERCISE OF DEBT WARRANTS

     You may exercise debt warrants by surrendering the debt warrant certificate at the corporate trust office of the debt warrant agent with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver the debt securities in authorized denominations in accordance with your instructions and at your sole cost and risk. If less than all the debt warrants evidenced by the debt warrant certificate are exercised, the agent will issue a new debt warrant certificate for the remaining amount of debt warrants.

             DESCRIPTION OF THE FOREIGN CURRENCY EXCHANGE WARRANTS

GENERAL

     The following summarizes the general terms and provisions of the currency warrants to which any prospectus supplement may relate. The particular terms of any currency warrants we offer will be described in the prospectus supplement.

     We will issue each of the currency warrants under a separate currency warrant agreement between us and a bank or trust company, as currency warrant agent. A single bank or trust company may act as currency warrant agent for more than one issue of currency warrants. The currency warrant agent will act solely as our agent under the applicable currency warrant agreement and will not assume any obligation or relationship of agency or trust for or with any currency warrantholders. The following summary of certain provisions of the currency warrants and the form of currency warrant agreement are not complete. We strongly urge you to read all the provisions of the currency warrants and the currency warrant agreement.

     We will have the right to "reopen" any outstanding issue of currency warrants by issuing additional currency warrants of such issue. We have not determined the specific circumstances under which we may decide to reopen an outstanding issue of currency warrants. Although we would do so only in a manner we believe would not adversely affect the trading price of the outstanding currency warrants of an issue, we cannot guarantee that the reopening of any outstanding issue of currency warrants will not have a material adverse effect on the trading price of outstanding currency warrants of such issue.

     Each currency warrant will entitle the currency warrantholder to receive from us the cash settlement value of the warrant, which will be a cash amount in U.S. dollars. In the case of a currency put warrant we will determine the amount by referring to the amount, if any, by which a predetermined exchange rate of a reference currency as compared to the U.S. dollar or a predetermined level or range of levels of a currency index, as applicable (the "Strike Rate"), exceeds the then-current spot exchange rate of the reference currency as compared to the U.S. dollar or the then-current level or range of levels of such currency index (the "Spot Rate") on a date following the exercise date. In the case of a currency call warrant, we will determine the amount by referring to the amount, if any, by which the Spot Rate on the date of exercise exceeds the Strike Rate. The prospectus supplement for an issue of currency warrants will state the formula pursuant to which we will determine the cash settlement value. The Strike Rate may either be a fixed amount or an amount that varies during the term of such currency warrants in accordance with a schedule or formula. Certain currency warrants may entitle the currency warrantholder to receive from us, upon automatic exercise at expiration and under any other circumstances specified in the prospectus supplement, an amount equal to the greater of the cash settlement value and a minimum expiration value. In addition, if stated in the prospectus supplement, following an extraordinary event or exercise limitation event, we may calculate the cash settlement value of a currency warrant on a different basis.

     We will settle a currency warrant only in U.S. dollars. Accordingly, a currency warrant will not entitle a currency warrantholder to sell, deliver, purchase or take delivery of any non-U.S. currency. We will have no obligation to, nor will we, purchase or take delivery of or sell or deliver any non-U.S. currency from or to currency warrantholders pursuant to the currency warrants.

     Unless otherwise specified in the prospectus supplement, the currency warrants will be automatically exercised upon expiration. The prospectus supplement also may provide that the currency warrants will be automatically exercised upon the occurrence of other events. If they are automatically exercised, currency warrantholders will receive the cash settlement value, or if the currency warrants have a minimum expiration value they will receive the greater of the cash settlement value and the applicable minimum expiration value. The minimum expiration value may be either a fixed amount or an amount that varies during the term of the currency warrants in accordance with a schedule or formula.

     We may cancel the currency warrants upon the occurrence of one or more extraordinary events described in the prospectus supplement. We may suspend any exercise of the currency warrants and postpone the valuation of or payment for such warrants upon the occurrence of an extraordinary event or certain other events described in the prospectus supplement. Upon cancellation, suspension or postponement, the affected warrantholders may be entitled to receive only the applicable cancellation amount or alternative settlement amount specified in the prospectus supplement. The cancellation amount or alternative settlement amount may be either a fixed amount or an amount that varies during the term of the currency warrants in accordance with a specified schedule or formula.

     The prospectus supplement will state the terms of any currency warrants we offer, including, as applicable:

     - the aggregate amount of such currency warrants;

     - the offering price of such currency warrants;

     - either (1) the reference currency, which may be a non-U.S. currency or units of two or more non-U.S. currencies, or (2) the currency index, which may be compiled and published by a third party or based on index currencies we select;

     - whether the currency warrants are currency put warrants or currency call warrants;

     - the dates on which the right to exercise the currency warrants begins and expires;

     - the manner in which currency warrants may be exercised;

     - the minimum number, if any, of currency warrants exercisable at any one time;

     - the maximum number of currency warrants that may be exercised on any day;

     - any provisions permitting a currency warrantholder to condition an exercise notice on the absence of certain specified changes in the Spot Rate after the exercise date, any provisions permitting us to suspend exercise of or to redeem such currency warrants based on market conditions or other circumstances and any other special provisions relating to the exercise of such currency warrants;

     - any provisions for the automatic exercise of such currency warrants;

     - any provisions permitting us to suspend the exercise of, or postpone the valuation of or payment for, the currency warrants;

     - the method of determining the amount payable in connection with the exercise or cancellation of the currency warrants;

     - the time or times at which we will make payments on currency warrants;

     - the national securities exchange or quotation system on which the currency warrants will be listed, if at all;

     - whether we may issue currency warrants in certificated form;

     - if currency warrants are not issued in book-entry form, the place or places at which we will pay the cash settlement value, cancellation amount, if any, alternative settlement amount, if any, or minimum expiration value, if any, of the currency warrants;

     - U.S. federal income tax consequences;

     - procedures for book entry and settlement; and

     - procedures for modification.

ADDITIONAL ISSUANCES OF OTHER CURRENCY WARRANTS

     We may issue additional currency warrants that are the same as or different from any outstanding currency warrants without the consent of the currency warrantholders.

MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITIONS

     Unless the prospectus supplement states otherwise, if we merge or consolidate or sell substantially all our assets, the successor corporation will assume all our obligations under the currency warrant agreement and currency warrants. We will have no further obligation under the currency warrant agreement and currency warrants.

ENFORCEABILITY OF RIGHTS BY CURRENCY WARRANTHOLDERS

     Any currency warrantholder may, without the consent of the currency warrant agent, enforce on its own behalf its rights under its currency warrants.

                    DESCRIPTION OF THE STOCK INDEX WARRANTS

GENERAL

     The following summarizes the general terms and provisions of the stock index warrants to which any prospectus supplement may relate. The particular terms of any stock index warrants we offer will be described in the prospectus supplement.

     We will issue each of the stock index warrants under a separate warrant agreement between us and a bank or trust company, as stock index warrant agent. A single bank or trust company may act as stock index warrant agent for more than one issue of stock index warrants. The stock index warrant agent will act solely as our agent under the applicable stock index warrant agreement and will not assume any obligation or relationship of agency or trust for or with any stock index warrantholders. The following summary of certain provisions of the stock index warrants and the form of stock index warrant agreement are not complete. We strongly urge you to read all of the provisions of the stock index warrants and the stock index warrant agreement.

     We will have the right to "reopen" any outstanding issue of stock index warrants by issuing additional stock index warrants of such issue. We have not determined the specific circumstances under which we may decide to reopen an outstanding issue of stock index warrants. Although we would do so only in a manner we believe would not adversely affect the trading price of the outstanding stock index warrants of such issue, we cannot guarantee that the reopening of any outstanding issue of stock index warrants will not have a material adverse effect on the trading price of outstanding stock index warrants of such an issue.

     Each stock index warrant will entitle the stock index warrantholder to receive from us the cash settlement value of the warrant, which will be an amount in cash. In the case of a stock index put warrant, we will determine the amount by referring to the amount, if any, by which a predetermined level or range of levels of the stock index (the "Strike Index") exceeds the level of the stock index (the "Spot Index") on a date following the exercise date (the "Valuation Date"). In the case of a stock index call warrant, we will determine the amount by referring to the amount, if any, by which the Spot Index on the Valuation Date exceeds the Strike Index. In the case of any other type of stock index warrant, we will determine the amount in the manner described in the prospectus supplement. The prospectus supplement for an issue of stock index warrants will state the formula pursuant to which we will determine the cash settlement value of the stock index warrants. The Strike Index may either be a fixed level of the stock index or a level that varies during the term of the stock index warrants in accordance with a schedule or formula. Certain stock index warrants may entitle the stock index warrantholder to receive from us, upon automatic exercise at expiration and under any other circumstances specified in the prospectus supplement, an amount equal to the greater of the cash settlement value and a minimum expiration value. In addition, if so stated in the prospectus supplement, following an extraordinary event or exercise limitation event, we may calculate the cash settlement value of a stock index warrant on a different basis. Unless the prospectus supplement specifies otherwise, the stock index will be an established, broadly based index related to a major domestic or foreign equity trading market, and the cash settlement value, if any, and, if applicable, the minimum expiration value, of the stock index warrants will be payable in U.S. dollars.

     Unless otherwise specified in the prospectus supplement, a stock index warrant will be settled only in cash and, accordingly, will not require or entitle a stock index warrantholder to sell, deliver, purchase or take delivery of any securities, including the underlying stocks, and we will have no obligation to, nor will we, purchase or take delivery of or sell or deliver any securities, including the underlying stocks, from or to stock index warrantholders pursuant to the stock index warrants.

     Unless otherwise specified in the prospectus supplement, the stock index warrants will be automatically exercised upon expiration. The prospectus supplement may provide that the stock index warrants will be automatically exercised upon the occurrence of other events. If the stock index warrants are exercised automatically, stock index warrantholders will receive the cash settlement value of the stock index warrants, or if the stock index warrants have a minimum expiration value, the warrantholders will receive the greater of the cash settlement value and the applicable minimum expiration value. The minimum expiration value may be either a fixed amount or an amount that varies during the term of the stock index warrants in accordance with a schedule or formula.

     We may cancel the stock index warrants upon the occurrence of an extraordinary event described in the prospectus supplement. We may suspend any exercise of the stock index warrants and postpone the valuation of or payment for such warrants upon the occurrence of an exercise limitation event described in the prospectus supplement. Upon cancellation, suspension or postponement, the affected stock index warrantholders may be entitled to receive only the applicable cancellation amount or alternative settlement amount specified in the prospectus supplement. The cancellation amount or alternative settlement amount may be either a fixed amount or an amount that varies during the term of the stock index warrants in accordance with a specified schedule or formula.

     The prospectus supplement will state the terms of any stock index warrants we offer, including, as applicable:

     - the aggregate amount of such stock index warrants;

     - the offering price of such stock index warrants;

     - the stock index for such stock index warrants, which may be based on U.S. or foreign stocks or a combination thereof and may be a preexisting U.S. or foreign stock index compiled and published by a third party or an index based on a group of underlying stocks we select, and certain information regarding the stock index and the underlying stocks;

     - whether the stock index warrants are stock index put warrants, stock index call warrants or another type of stock index warrants;

     - the dates on which the right to exercise the stock index warrants begins and expires;

     - the manner in which the stock index warrants may be exercised;

     - the minimum number, if any, of stock index warrants exercisable at any one time;

     - the maximum number of stock index warrants that may be exercised on any day;

     - any provisions permitting a stock index warrantholder to condition an exercise notice on the absence of certain specified changes in the Spot Index after the exercise date, any provisions permitting us to suspend exercise of or to redeem stock index warrants based on market conditions or other circumstances and any other special provisions relating to the exercise of such stock index warrants;

     - any provisions for the automatic exercise of such stock index warrants;

     - any provisions permitting us to suspend the exercise of, or postpone the valuation of or payment for, stock index warrants;

     - the method of determining the amount payable in connection with the exercise or cancellation of stock index warrants;

     - the method of providing for a substitute index or otherwise determining the amount payable in connection with the exercise of stock index warrants if the stock index changes or ceases to be made available by its publisher;

     - the time or times at which we will make payments on stock index warrants;

     - the national securities exchange or quotation system on which the stock index warrants will be listed, if at all;

     - whether we may issue stock index warrants in certificated form;

     - if stock index warrants are not issued in book-entry form, the place or places at which we will pay the cash settlement value, cancellation amount, if any, alternative settlement amount, if any, and minimum expiration value, if any, of the stock index warrants;

     - U.S. federal tax consequences;

     - procedures for book entry and settlement; and

     - procedures for modification.

ADDITIONAL ISSUANCES OF OTHER STOCK INDEX WARRANTS; MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITIONS; ENFORCEABILITY OF RIGHTS BY STOCK INDEX WARRANTHOLDERS

     Unless otherwise indicated in the prospectus supplement, the information provided under "Description of the Foreign Currency Exchange
Warrants -- Additional Issuances of Other Currency Warrants; -- Merger, Consolidation, Sale or Other Dispositions" and "-- Enforceability of Rights by Currency Warrantholders" will apply to the stock index warrants and the holders thereof.

                       DESCRIPTION OF THE OTHER WARRANTS

GENERAL

     The following summarizes the general terms and provisions of the other warrants to which any prospectus supplement may relate. The particular terms of any other warrants we offer will be described in the prospectus supplement.

     We will issue each of the other warrants under a separate warrant agreement between us and a bank or trust company, as warrant agent. A single bank or trust company may act as warrant agent for more than one issue of other warrants. The warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust for or with any holders of such other warrants. The following summaries of certain provisions of the other warrants and the form of other warrant agreement are not complete. We strongly urge you to read all the provisions of the other warrants and the other warrant agreement.

     We may have the right to "reopen" any outstanding issue of other warrants by issuing additional other warrants of such issue. Although we would do so only in a manner that we believe would not have a material adverse effect on the trading price of the outstanding other warrants of such issue, we cannot guarantee that the reopening of any outstanding issue of other warrants will not have a material adverse effect on the trading price of outstanding other warrants of such issue.

     Each other warrant will entitle the warrantholder to receive from us the cash settlement value of the warrant, which will be in U.S. dollars. In the case of a put warrant, we will determine the amount by referring to the amount, if any, by which a predetermined value of a commodity or a predetermined level or range of levels of a commodity index, as applicable (the "Commodity Strike Rate"), exceeds the then-current value of a commodity or the level of the commodity index, as applicable (the "Commodity Spot Rate") on a date following the exercise date. In the case of a call warrant, we will determine the amount by referring to the amount, if any, by which the Commodity Spot Rate on the valuation date exceeds the Commodity Strike Rate. The prospectus supplement for an issue of other warrants will set forth the formula pursuant to which the cash settlement value of such other warrants will be determined. The Commodity Strike Rate may either be a fixed amount or an amount that varies during the term of the other warrants in accordance with a schedule or formula.

     We will settle the other warrants only in U.S. dollars and, accordingly, they will not entitle a warrantholder to sell, deliver, purchase or take delivery of any commodity or non-U.S. currency to or from us. We will have no obligation to, nor will we, purchase or take delivery of or sell or deliver any commodity or non-U.S. currency from or to the warrantholders pursuant to the other warrants.

     The prospectus supplement will state the terms of any other warrants we offer, including, as applicable:

     - the aggregate amount of such other warrants;

     - the offering price of such other warrants;

     - either (1) the commodity or (2) the commodity index, which may be compiled and published by a third party or based on commodity indexes we select;

     - whether such other warrants are put warrants or call warrants;

     - the dates on which the right to exercise such other warrants begins and expires;

     - the manner in which such other warrants may be exercised;

     - the minimum number, if any, of other warrants exercisable at any one time;

     - the maximum number of other warrants that may be exercised on any day;

     - any provisions permitting a warrantholder to condition an exercise notice on the absence of certain specified changes in the Commodity Spot Rate after the exercise date, any provisions permitting us to suspend exercise of, or to redeem, such other warrants based on market conditions or other circumstances and any other special provisions relating to the exercise of such other warrants;

     - any provisions for the automatic exercise of such other warrants;

     - any provisions permitting us to suspend the exercise of, or postpone the valuation of or payment for, such other warrants;

     - the method of determining the amount payable in connection with the exercise or cancellation of such other warrants;

     - the time or times at which we will make payments on such other warrants;

     - the national securities exchange or quotation system on which such other warrants will be listed, if at all;

     - whether we may issue other warrants in certificated form;

     - if other warrants are not issued in book-entry form, the place or places at which we will pay the cash settlement value, cancellation amount, if any, alternative settlement amount, if any, and minimum expiration value, if any, of the other warrants;

     - U.S. federal income tax consequences;

     - procedures for book entry and settlement; and

     - procedures for modification.

ADDITIONAL ISSUANCES OF OTHER WARRANTS; MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITIONS; ENFORCEABILITY OF RIGHTS BY OTHER WARRANTHOLDERS

     Unless otherwise indicated in the prospectus supplement, the information provided under "Description of the Foreign Currency Exchange
Warrants -- Additional Issuances of Other Currency Warrants; -- Merger, Consolidation, Sale or Other Dispositions" and "-- Enforceability of Rights by Currency Warrantholders" will apply to the other warrants.

                              PLAN OF DISTRIBUTION

     We may sell the securities (1) through underwriters or dealers, (2) through agents, or (3) directly to one or more purchasers. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

     - the name or names of any underwriters, if any;

     - the purchase price of the securities and the proceeds we will receive from the sale;

     - any underwriting discounts and other items constituting underwriters' compensation;

     - any initial public offering price;

     - any discounts or concessions allowed or reallowed or paid to dealers; and

     - any securities exchange or market on which the securities may be listed.

     Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

     If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

     We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

     We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

     We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

     All securities we offer other than common stock will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended, imposes certain restrictions on employee benefit plans that are subject to ERISA, and on those persons who are fiduciaries with respect to such plans. In accordance with ERISA's general fiduciary requirements, a fiduciary with respect to any plan who is considering the purchase of any of these securities on behalf of a plan should determine whether such purchase is permitted under the governing plan documents, is prudent and is appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and section 4975 of the Internal Revenue Code of 1986, as amended, prohibit certain transactions involving the assets of a plan and persons who are "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of section 4975 of the Code. Thus, a plan fiduciary considering the purchase of such securities should consider whether such a purchase might constitute or result in a prohibited transaction under ERISA or section 4975 of the Code. A prohibited transaction, in addition to imposing potential personal liability on the fiduciaries of the plan, may also result in the imposition of a civil penalty under ERISA or an excise tax under the Code upon parties in interest or disqualified persons with respect to the plan. In addition, if the plan involved in a prohibited transaction is an individual retirement account or annuity, the IRA or annuity would lose its tax-exempt status.

     An underwriter involved in the sale of securities, and its affiliates, may be considered a party in interest or a disqualified person with respect to a plan purchasing securities because, among other reasons, such underwriter or its affiliate provides services to the plan. We might also be a party in interest or disqualified person with respect to such a plan. For a plan subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of section 4975 of the Code, including IRAs and other plans described in section 4975(a)(1) of the Code, the purchase of securities from an underwriter considered a party in interest or a disqualified person may constitute or result in a nonexempt prohibited transaction under ERISA or section 4975 of the Code, unless
the securities are acquired pursuant to and in accordance with an applicable exemption. Some possible exemptions include:

     - Prohibited transaction class exemption (PTCE) 84-14, an exemption for certain transactions determined by an independent qualified professional asset manager;

     - PTCE 91-38, an exemption for certain transactions involving bank collective funds;

     - PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

     - PTCE 95-60, an exemption for certain transactions involving life insurance company general accounts;

     - PTCE 96-23, an exemption for certain transactions involving in-house asset managers; and

     - PTCE 75-1, Part II or Part III, exemptions for certain principal transactions involving sales or purchases of securities between plans and parties in interest.

     Likewise, if we are a party in interest or disqualified person with respect to a plan, the plan should assure itself that an exemption to the prohibited transaction provisions of ERISA and section 4975 of the Code applies to its acquisition and holding of any of these securities. Any pension or other employee benefit plan considering the acquisition of any of these securities should consult with its counsel prior to acquiring such securities.

                                 LEGAL MATTERS

     Perkins Coie LLP, Seattle, Washington, will provide Amazon.com with an opinion as to the legality of the securities we are offering.

                                    EXPERTS

     The consolidated financial statements of Amazon.com appearing in Amazon.com's Annual Report (Form 10-K) for the year ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The financial statements of Junglee Corp., incorporated in this prospectus by reference to Amazon.com's Current Report on Form 8-K filed August 27, 1998, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of e-Niche Incorporated, incorporated by reference to Amazon.com's Current Report on Form 8-K filed May 12, 1999, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report, which is incorporated herein by reference and has been so incorporated in reliance on the report of such firm as experts in auditing and accounting.

     The financial statements of Alexa Internet, incorporated by reference to Amazon.com's Current Report on Form 8-K filed May 12, 1999, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report, which is incorporated herein by reference and has been so incorporated in reliance on the report of such firm as experts in auditing and accounting.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     We have not authorized any person to give you any information or to make any representations other than those contained in this prospectus. You should not rely on any information or representations other than this prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than those discussed in this prospectus. It is not an offer to sell or a solicitation of an offer to buy securities if the offer or solicitation would be unlawful. The affairs of Amazon.com may have changed since the date of this prospectus. You should not assume that the information in this prospectus is correct at any time subsequent to its date.

                                 $2,000,000,000
                                     [LOGO]

                                  COMMON STOCK
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                DEBT SECURITIES
                       WARRANTS TO PURCHASE COMMON STOCK
                      WARRANTS TO PURCHASE PREFERRED STOCK
                              STOCK PURCHASE UNITS
                            STOCK PURCHASE CONTRACTS
                              THIRD-PARTY WARRANTS
                      WARRANTS TO PURCHASE DEBT SECURITIES
                       FOREIGN CURRENCY EXCHANGE WARRANTS
                              STOCK INDEX WARRANTS
                                 OTHER WARRANTS

                           -------------------------

                                   PROSPECTUS

                           -------------------------

                                            , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated costs and expenses, other than underwriting discounts, payable by the registrant in connection with the offering of the securities being registered.

SEC registration fee.................................  $556,000
NASD filing fee......................................         *
Nasdaq National Market listing fee...................         *
Transfer Agent and registrar fee.....................         *
Legal fees and expenses..............................         *
Accounting fees and expenses.........................         *
Miscellaneous fees and expenses......................         *
                                                       --------
          Total......................................  $      *
                                                       ========

---------------
 *  To be provided by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify its directors and officers, a well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification in which the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

     Section 10 of the registrant's Bylaws requires indemnification to the full extent permitted under Delaware law as it now exists or may hereafter be amended. Subject to any restrictions imposed by Delaware law, the Bylaws provide an unconditional right to indemnification for all expense, liability and loss (including attorneys' fees, judgments fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director of officer of the registrant or that, being or having been a director or officer of the registrant, such person is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan.

     The Bylaws also provide that the registrant may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

     Article 10 of the registrant's Restated Certificate of Incorporation provides that to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the registrant shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 10 shall not adversely affect any right or protection of a director of the registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     The registrant has entered into certain indemnification agreements with its officers and directors. The indemnification agreements provide the registrant's officers and directors with further indemnification, to the maximum extent permitted by the DGCL.

ITEM 16. EXHIBITS.

    EXHIBIT
    NUMBER                             DESCRIPTION
    -------                            -----------
      1.1      Proposed Form of Underwriting Agreement*
      3.1      Restated Certificate of Incorporation**
      3.2      Bylaws***
      4.1      Form of Deposit Agreement*
      4.2      Form of Indenture*
      4.3      Form of Subordinated Indenture*
      4.4      Form of Stock Warrant Provisions*
      4.5      Form of Stock Purchase Contract*
      4.6      Form of Third-Party Warrant Agreement*
      4.7      Form of Debt Securities Warrant Provisions*
      4.8      Form of Warrant Agreement, including form of warrant,
               relating to the Foreign Currency Exchange Warrants*
      4.9      Form of Warrant Agreement, including form of warrant,
               relating to the Stock Index Warrants*
      5.1      Opinion of Perkins Coie LLP*
     12.1      Computation of Ratio of Earnings to Fixed Charges
     23.1      Consent of Ernst & Young LLP, independent auditors
     23.2      Consent of Deloitte & Touche LLP, independent auditors

    EXHIBIT
    NUMBER                             DESCRIPTION
    -------                            -----------
     23.3      Consent of PricewaterhouseCoopers LLP, independent
               accountants
     23.4      Consent of PricewaterhouseCoopers LLP, independent
               accountants
     23.5      Consent of Perkins Coie LLP (included in its opinion filed as Exhibit 5.1 hereto)*
     24.1      Powers of Attorney (contained on the signature pages of this registration statement)
     25.1      Statement of Eligibility and Qualification on Form T-1 of
               trustee to act as trustee under indenture*

-------------------------
* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act.

** Incorporated by reference to our Registration Statement on Form S-4 (Registration No. 333-55943) filed on June 3, 1998.

*** Incorporated by reference to our Form 10-Q for the quarter ended March 31, 1998.

ITEM 17. UNDERTAKINGS

     A. The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price, set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     D. To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 19, 1999.

                                          AMAZON.COM, INC.

                                          By:      /s/ JEFFREY P. BEZOS
                                             -----------------------------------
                                                      Jeffrey P. Bezos
                                             President, Chief Executive Officer
                                                  and Chairman of the Board

                               POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes Jeffrey P. Bezos, Joy D. Covey, Alan D. Caplan and Randy J. Tinsley and each of them as attorneys-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments, with the Securities and Exchange Commission or any regulatory authority.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on May 19, 1999.

                     SIGNATURE                                       TITLE
                     ---------                                       -----

               /s/ JEFFREY P. BEZOS                  Chairman of the Board, President and
---------------------------------------------------  Chief Executive Officer (Principal
                 Jeffrey P. Bezos                    Executive Officer)

                 /s/ JOY D. COVEY                    Chief Financial Officer and Vice
---------------------------------------------------  President of Finance and
                   Joy D. Covey                      Administration (Principal Financial
                                                     and Accounting Officer)

                 /s/ TOM A. ALBERG                   Director
---------------------------------------------------
                   Tom A. Alberg

                 /s/ SCOTT D. COOK                   Director
---------------------------------------------------
                   Scott D. Cook

                 /s/ L. JOHN DOERR                   Director
---------------------------------------------------
                   L. John Doerr

            /s/ PATRICIA Q. STONESIFER               Director
---------------------------------------------------
              Patricia Q. Stonesifer

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
  1.1      Proposed Form of Underwriting Agreement*
  3.1      Restated Certificate of Incorporation**
  3.2      Bylaws***
  4.1      Form of Deposit Agreement*
  4.2      Form of Indenture*
  4.3      Form of Subordinated Indenture*
  4.4      Form of Stock Warrant Provisions*
  4.5      Form of Stock Purchase Contract*
  4.6      Form of Third-Party Warrant Agreement*
  4.7      Form of Debt Securities Warrant Provisions*
  4.8      Form of Warrant Agreement, including form of warrant,
           relating to the Foreign Currency Exchange Warrants*
  4.9      Form of Warrant Agreement, including form of warrant,
           relating to the Stock Index Warrants*
  5.1      Opinion of Perkins Coie LLP*
 12.1      Computation of Ratio of Earnings to Fixed Charges
 23.1      Consent of Ernst & Young LLP, independent auditors
 23.2      Consent of Deloitte & Touche LLP, independent auditors
 23.3      Consent of PricewaterhouseCoopers LLP, independent
           accountants
 23.4      Consent of PricewaterhouseCoopers LLP, independent
           accountants
 23.5      Consent of Perkins Coie LLP (included in its opinion filed as Exhibit 5.1 hereto)*
 24.1      Powers of Attorney (contained on the signature pages of this
           Registration Statement)
 25.1      Statement of Eligibility and Qualification on Form T-1 of
           trustee to act as trustee under indenture*

-------------------------
  * To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act.

 ** Incorporated by reference to our registration statement on Form S-4
    (Registration No. 333-55943) filed on June 3, 1998.

*** Incorporated by reference to our Form 10-Q for the quarter ended March 31, 1998.